GTC TELECOM CORP.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                      Percentage
                                                                      of voting
                            State  or  other  jurisdiction  of        securities
Name                        incorporation or organization               owned
-------                     -----------------------------------     ------------

U.S.  Main  Corporation                 Nevada                          100%

ecallingcards.com,  Inc.                Nevada                          100%

CallingPlanet.com,  Inc.                Nevada                          100%

GTC  Wireless,  Inc.                    Nevada                          100%